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                                                                    EXHIBIT 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference herein of our report dated April 13, 1998 with respect to the financial statements of Natrol, Inc. for the years ended December 31, 1995, 1996 and 1997 included in the Registrant's Prospectus dated July 22, 1998 as filed with the Securities and Exchange Commission, for purposes of the Registration Statement (Form S-8) and related Prospectus of Natrol, Inc. for the registration of 1,770,000 shares of its common stock authorized pursuant to the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan.


                                        /s/ Ernst & Young LLP

Woodland Hills, California
November 9, 1998